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
                                                     EXHIBIT 1

                                            WICOR, Inc. and Subsidiaries
                                         Consolidating Statement of Income
                                            Year Ended December 31, 1995
                                               (Thousands of Dollars)

                                                            SHURflo
                                    Wisconsin   Sta-Rite     Pump       Hypro     WICOR            WEXCO of    Elim.
                            WICOR,     Gas     Industries,  Manufac-   Corpor-   Energy    WICOR   Delaware,    and      Consol-
                             Inc.    Company      Inc.     turing Co.   ation   Services    FSC       Inc.    Reclass.    idated
                          --------- ---------- ----------- ---------- --------- --------- -------- --------- ---------- ----------
Revenues:
 Operating revenues       $      -  $ 519,398  $  262,180  $  57,145  $ 18,409  $  3,442  $ 8,927  $     20  $  (8,927) $ 860,594
 Equity in earnings of
   subsidiary companies     39,052          -           -          -         -         -        -         -    (39,052)         -
                          --------- ---------- ----------- ---------- --------- --------- -------- --------- ---------- ----------
                            39,052    519,398     262,180     57,145    18,409     3,442    8,927        20    (47,979)   860,594
                          --------- ---------- ----------- ---------- --------- --------- -------- --------- ---------- ----------
Costs and Expenses:
 Cost of gas sold                -    318,728           -          -         -     3,470        -         -          -    322,198
 Manufacturing
  cost of sales                  -          -     199,653     34,446    11,589         -        -         -          -    245,688
 Operating and maintenance     936    102,727      50,431     15,686     3,908       789    7,618        32     (7,612)   174,515
 Depreciation/amortization     100     28,950           -          -       637         9        -         -          -     29,696
 Taxes, other than
    income taxes                84      9,331           -          -         -         -        -         6          -      9,421
                          --------- ---------- ----------- ---------- --------- --------- -------- --------- ---------- ----------
                             1,120    459,736     250,084     50,132    16,134     4,268    7,618        38     (7,612)   781,518
                          --------- ---------- ----------- ---------- --------- --------- -------- --------- ---------- ----------
Operating Income            37,932     59,662      12,096      7,013     2,275      (826)   1,309       (18)   (40,367)    79,076

Interest Expense              (275)   (14,312)     (3,717)       (66)   (1,771)        -        -         -        842    (19,299)
Other Income and Expense     2,237       (176)        (92)      (653)      (61)      251        -       483        449      2,438
                          --------- ---------- ----------- ---------- --------- --------- -------- --------- ---------- ----------
                             1,962    (14,488)     (3,809)      (719)   (1,832)      251        -       483      1,291    (16,861)
                          --------- ---------- ----------- ---------- --------- --------- -------- --------- ---------- ----------
Income Before Income Taxes  39,894     45,174       8,287      6,294       443      (575)   1,309       465    (39,076)    62,215
Income Taxes                   367     17,097       2,700      2,218       205      (199)     161       161        (22)    22,688
                          --------- ---------- ----------- ---------- --------- --------- -------- --------- ---------- ----------
Net Income                $ 39,527  $  28,077  $    5,587  $   4,076  $    238  $   (376) $ 1,148  $    304  $ (39,054) $  39,527
                          ========= ========== =========== ========== ========= ========= ======== ========= ========== ==========
/TABLE
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
                                             WICOR,  Inc. and Subsidiaries
                                              Consolidating Balance Sheet

                                                              SHURflo
December 31, 1995                       Wisconsin  Sta-Rite    Pump      Hypro    WICOR           WEXCO of    Elim.
(Thousands of Dollars)          WICOR,     Gas    Industries  Manufac-  Corpor-   Energy   WICOR  Delaware,    and       Consol-
                                 Inc.    Company     Inc.    turing Co.  ation   Services   FSC     Inc.     Reclass.    idated
                              --------- --------- ---------- ---------- -------- -------- ------- --------- ---------- -----------
Assets
Current Assets:
  Cash and cash equivalents   $  4,416  $  7,463  $   5,070  $     524  $   652   $  911  $    1  $  1,343  $       -  $  $20,380
  A/R, less allowance for
   doubtful accts of $10,343*        -    65,477     50,291      5,895    9,701      839       -         -          -     132,203
  A/R - intercompany            15,308       748        419      1,013      339       50   1,155     4,021    (23,053)          -
  Accrued utility revenues           -    46,935          -          -        -    1,912       -         -          -      48,847
  Gas in storage                     -    23,928          -          -        -      189       -         -          -      24,117
  Manufacturing inventories          -         -     53,345      6,950    7,941        -       -         -          -      68,236
  Deferred income taxes              -    16,781        704        929    1,842        -       -         -          -      20,256
  Prepayments and other             76    10,985      3,372        350      201        6       -         -          -      14,990
                              --------- --------- ---------- ---------- -------- -------- ------- --------- ---------- -----------
                                19,800   172,317    113,201     15,661   20,676    3,907   1,156     5,364    (23,053)    329,029
                              --------- --------- ---------- ---------- -------- -------- ------- --------- ---------- -----------
Invest. - Associated Companies 337,241         -          -          -        -        -       -         -   (337,241)          -
                              --------- --------- ---------- ---------- -------- -------- ------- --------- ---------- -----------
PP and E, at cost                    -   757,825     99,946     12,922    6,164      125       -         -          -     876,982
Less-Accumulated depreciation        -   382,424     49,651      8,523      334       10       -         -          -     440,942
                              --------- --------- ---------- ---------- -------- -------- ------- --------- ---------- -----------
                                     -   375,401     50,295      4,399    5,830      115       -         -          -     436,040
                              --------- --------- ---------- ---------- -------- -------- ------- --------- ---------- -----------
Deferred Charges and Other:
  Regulatory assets                  -   104,145          -          -        -        -       -         -          -     104,145
  Deferred income taxes              -         -          -          -        -        -       -         -          -           -
  Prepaid pensions                   -    27,012      6,061          -        -        -       -         -          -      33,073
  Systems development costs          -    28,868          -          -        -        -       -         -          -      28,868
  Goodwill                           -         -      6,686          -   54,410        -       -         -          -      61,096
  Other                            578     6,458      7,080        806    1,294       47       -         -          -      16,263
                              --------- --------- ---------- ---------- -------- -------- ------- --------- ---------- -----------
                                   578   166,483     19,827        806   55,704       47       -         -          -     243,445
                              --------- --------- ---------- ---------- -------- -------- ------- --------- ---------- -----------
                              $357,619  $714,201  $ 183,323  $  20,866  $82,210  $ 4,069  $1,156  $  5,364  $(360,294) $1,008,514
                              ========= ========= ========== ========== ======== ======== ======= ========= ========== ===========
* Refers to consolidated information.
/TABLE
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
                                             WICOR,  Inc. and Subsidiaries
                                              Consolidating Balance Sheet

                                                              SHURflo                             WEXCO
                                        Wisconsin  Sta-Rite  Pump Man-  Hypro    WICOR           of Dela-   Elim.
December 31, 1995               WICOR,     Gas    Industries  ufactur-  Corpor-  Energy   WICOR   ware,      and       Consol-
(Thousands of Dollars)           Inc.    Company     Inc.     ing Co.   ation   Services   FSC     Inc.    Reclass.    idated
                              --------- --------- ---------- --------- -------- -------- ------ --------- ---------- -----------
Current Liabilities:
 Accounts payable             $      6  $ 41,079  $  18,771  $    711  $ 2,096  $ 1,257  $    - $      -  $       -  $   63,920
 Refundable gas costs                -    34,347          -         -        -        -       -        -          -      34,347
 A/P - intercompany              1,554     6,658      2,929     1,634    9,172      800       6      297    (23,050)          -
 Short-term borrowings               -    57,500     21,877         -   27,000        -       -        -          -     106,377
 Current portion of LTD              -     4,000      2,825        11        -        -       -        -          -       6,836
 Accrd payroll and benefits          -     8,711      6,913       716        -        -       -        -          -      16,340
 Accrued taxes                   5,020     1,062        857         -        -        -       1        -          -       6,940
 Other                             155     4,689      8,099     2,745    1,711    2,238       -        1          -      19,638
                              --------- --------- ---------- --------- -------- -------- ------ --------- ---------- -----------
                                 6,735   158,046     62,271     5,817   39,979    4,295       7      298    (23,050)    254,398
                              --------- --------- ---------- --------- -------- -------- ------ --------- ---------- -----------
Deferred Credits:
 Regulatory liabilities              -    64,896          -         -        -        -       -        -          -      64,896
 Deferred income taxes            (192)   36,654      2,984      (552)     298       50       -       40          -      39,282
 Unamort. invest tax credit          -     7,724          -         -        -        -       -        -          -       7,724
 Environment remediation cost        -    36,381          -         -        -        -       -        -          -      36,381
 Gas transition costs                -       261          -         -        -        -       -        -          -         261
 Postretire benefit obligation       -    52,968     14,338         -        -        -       -        -          -      67,306
 Other                             495     7,864      6,391       (81)   3,496        -       -        -        122      18,287
                              --------- --------- ---------- --------- -------- -------- ------ --------- ---------- -----------
                                   303   206,748     23,713      (633)   3,794       50       -       40        122     234,137
                              --------- --------- ---------- --------- -------- -------- ------ --------- ---------- -----------
Long-term debt                   5,315   154,246     14,641        88      423        -       -        -          -     174,713
Redeemable preferred stock           -         -          -         -        -        -       -        -          -           -
Common stock                    18,237         9          1       100        1        -       1        2       (114)     18,237
Other paid-in capital          219,133   118,842     36,822     2,982   37,775      100       -   17,098   (213,619)    219,133
Retained earnings              113,491    76,310     45,875    12,512      238     (376)  1,148  (12,074)  (123,633)    113,491
Unearned compensation           (5,595)        -          -         -        -        -       -        -          -      (5,595)
                              --------- --------- ---------- --------- -------- -------- ------ --------- ---------- -----------
                               350,581   349,407     97,339    15,682   38,437     (276)  1,149    5,026   (337,366)    519,979
                              --------- --------- ---------- --------- -------- -------- ------ --------- ---------- -----------
                              $357,619  $714,201  $ 183,323  $ 20,866  $82,210  $ 4,069  $1,156 $  5,364  $(360,294) $1,008,514
                              ========= ========= ========== ========= ======== ======== ====== ========= ========== ===========
/TABLE
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
                                        WICOR, Inc. and Subsidiaries
                                Consolidating Statement of Retained Earnings
                                           December 31, 1995
                                        (Thousands of Dollars)

                                                             SHURflo
                                      Wisconsin  Sta-Rite     Pump       Hypro     WICOR            WEXCO of    Elim.
                              WICOR,     Gas    Industries,  Manufac-   Corpor-   Energy   WICOR    Delaware,    and      Consol-
                               Inc.    Company     Inc.     turing Co.   ation   Services   FSC       Inc.     Reclass.   idated
                            --------- --------- ----------- ---------- --------- -------- --------- --------- ---------- ---------
Balance-Beginning of Year   $101,418  $ 64,233  $   45,288  $  10,436  $      -  $     -  $      -  $(12,378) $(107,579) $101,418

  Add:  Net income            39,527    28,077       5,587      4,076       238     (376)    1,148       304    (39,054)   39,527
                            --------- --------- ----------- ---------- --------- -------- --------- --------- ---------- ---------
                             140,945    92,310      50,875     14,512       238     (376)    1,148   (12,074)  (146,633)  140,945
                            --------- --------- ----------- ---------- --------- -------- --------- --------- ---------- ---------


  Deduct:

    Common stock dividends,
      $1.62 per share*        27,454    16,000       5,000      2,000         -        -         -         -    (23,000)   27,454
                            --------- --------- ----------- ---------- --------- -------- --------- --------- ---------- ---------
                              27,454    16,000       5,000      2,000         -        -         -         -    (23,000)   27,454
                            --------- --------- ----------- ---------- --------- -------- --------- --------- ---------- ---------
Balance-End of Year         $113,491  $ 76,310  $   45,875  $  12,512  $    238  $  (376) $  1,148  $(12,074) $(123,633) $113,491
                            ========= ========= =========== ========== ========= ======== ========= ========= ========== =========

/TABLE
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